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                                                                    EXHIBIT 10.2

                                  AMENDMENT OF

                      ORTHODONTIC CENTERS OF AMERICA, INC.

               1994 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED

                                    RECITALS:


         WHEREAS, on October 10, 1994, Orthodontic Centers of America, Inc. (the "Company") established the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan (the "Plan") through which the Company may award options to purchase shares of the common stock of the Company ("Stock"), and restricted shares of Stock, to directors, officers, employees and consultants of the Company and its affiliates;

         WHEREAS, the Plan was subsequently amended and restated effective April 10, 2002;

         WHEREAS, substantially all of the shares of Stock initially authorized for issuance under the Plan have been issued or are subject to options granted and outstanding under the Plan, and the Company desires to continue to utilize the Plan to provide meaningful performance incentives to directors, officers, employees and consultants of the Company and its affiliates;

         WHEREAS, the Company deems it appropriate and desirable to amend the Plan to, among other things, authorize an additional 1,000,000 shares of Stock for issuance under the Plan pursuant to awards and permit the Compensation Committee of the Company's Board of Directors to delegate certain authority to the chief executive officer of the Company to grant stock and stock option awards under the Plan to certain employees of the Company; and

         WHEREAS, Section 10.6 of the Plan authorizes the Board of Directors of the Company to amend the Plan, subject to stockholder approval in certain circumstances, and the Company intends to seek stockholder approval of this amendment to the Plan;

         NOW, THEREFORE, pursuant to resolutions adopted by the Board of Directors of the Company, the Plan is hereby amended as described herein, effective as of the date the stockholders of the Company approve this Amendment:

1. Authority Of Committee and Chief Executive Officer to Grant Awards. Section
3.2 of the Plan is amended and restated as follows:

                  3.2 Authority to Grant Awards.

                  (a) The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

                  (b) In addition, the Committee may from time to time by written authorization delegate authority to the chief executive officer of the Company to grant Options to one or more officers, employees, consultants or advisors of the Company (other than directors or executive officers of the Company or its Affiliates or officers thereof subject to the reporting requirements under Section 16(a) of the Exchange Act) selected by the chief executive officer, in such individual amount of Options as the chief executive officer deems appropriate, in each case subject to and consistent with this Plan;



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         provided, that each such written authorization by the Committee shall specify the maximum aggregate number of shares of Stock to which such Options may be so granted by the chief executive officer, the vesting schedule for each such Option and the exercise price for each such Option (or the formula or method for determining such exercise price).

2. Increase In Maximum Number of Shares. Section 5.2 of the Plan is amended and restated as follows:

                  5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 1,000,000 shares to a total of 4,400,000 shares of Stock, subject to increases and adjustments as provided in Article VIII. However, no more than 500,000 of those shares may be used for purposes of issuing Restricted Stock or made subject to Options with an exercise price lower than Fair Market Value on the date of grant.

3. Payment For Shares. Section 7.2 of the Plan is amended and restated as follows:

                  7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash, actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is expressly approved in writing by the Committee. Payment of the exercise price shall include amounts required for tax withholdings, as described in Section 7.3, in cash, unless the Committee consents to alternate arrangements for withholdings.

4. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Plan shall remain in place and shall not be altered or amended, except by any further amendment to the Plan made in accordance with the terms of the Plan.

5. Headings. Headings to sections hereof are used solely as a convenience to facilitate reference.

6. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Amendment, to the extent that federal law does not apply.


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         IN WITNESS WHEREOF, the undersigned officer has executed this Amendment to the Plan on this 18th day of April, 2003, but to be effective on the date that it was approved by the stockholders of the Company.


                                       ORTHODONTIC CENTERS OF AMERICA, INC.


                                       By:  /s/ Bartholomew F. Palmisano, Sr.
                                            ------------------------------------
                                            Bartholomew F. Palmisano, Sr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer





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